EXHIBIT 5.8
[Letterhard of Schönherr Rechtsanwälte GmbH]
The taking of this document or any certified copy of it or any other document which constitutes substitute documentation for it, or any document which includes written confirmations or references to it, into Austria as well as printing out any e-mail communication which refers to this document in Austria or sending any e-mail communication to which a pdf-scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to this document to an Austrian addressee may cause the imposition of Austrian stamp duty. Accordingly, keep the original document as well as all certified copies thereof and written and signed references to it outside of Austria and avoid printing out any e-mail communication which refers to this document in Austria or sending any e-mail communication to which a pdf-scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to this document to an Austrian addressee.
To:
Reynolds Group Holdings Limited
Level Nine
148 Quay Street
Auckland 1140 New Zealand
Reynolds Group Issuer Inc.
c/o National Registered Agents, Inc.
160 Greentree Drive, Suite 101,
Dover, Delaware 19904
Reynolds Group Issuer LLC
c/o National Registered Agents, Inc.
160 Greentree Drive, Suite 101,
Dover, Delaware 19904
Reynolds Group Issuer (Luxembourg) S.A.
6C Rue Gabriel Lippmann,
L-5365 Munsbach, Grand Duchy of Luxembourg
SIG Austria Holding GmbH (“SIG Austria Holding GmbH”)
Industriestraße 3
A-5760 Saalfelden am Steinernen Meer
SIG Combibloc GmbH (“SIG Combibloc GmbH”)
Industriestraße 3
A-5760 Saalfelden am Steinernen Meer
SIG Combibloc GmbH & Co KG (“SIG Combibloc GmbH & Co KG”)
Industriestraße 3
A-5760 Saalfelden am Steinernen Meer
(the “Addressees”)

Bratislava, 8 June 2012
Hd/Rr DEBP/50004
Registration Statement on Form F-4
Dear Sirs,
1.	Description of mandate

1.1	Schönherr Rechtsanwälte GmbH (“Schönherr”) has been acting as Austrian counsel to the Addressees in connection with the Transaction Documents (as defined below).

Schönherr has been retained to issue this legal opinion (the “Opinion”) in our capacity as Austrian legal advisor to the Addressees as to the “capacity” of SIG Austria Holding GmbH, SIG Combibloc GmbH and SIG Combibloc GmbH & Co KG (the “Austrian Companies”) to enter into the Transaction Documents (as defined below).

1.2	We have not been retained to carry out a due diligence with respect to the Austrian Companies.

2.	Opinion limited to Austrian law as of the time of effectiveness

2.1	This Opinion is solely based on the laws and regulations officially issued by any Austrian federal legislative authority, as applied and officially published by the Austrian courts and administrative authorities as of the time of effectiveness, all of which are collectively referred to herein as “Austrian law”.

2.2	We assume no obligation to update the opinions expressed herein if laws, facts or circumstances change after the date hereof.

3.	Interpretation and construction

3.1	In this Opinion Austrian legal concepts are expressed in English terms and not in the original Austrian legal terms. The concepts concerned may not be identical to the concepts described by the same English term, as they exist under the laws of another jurisdiction. This Opinion may thus only be relied upon under the express conditions that (i) any issues of interpretation or liability arising hereunder will be governed by Austrian law and (ii) the courts competent for the first district of Vienna are to have exclusive jurisdiction in respect of all disputes which may arise out of or in connection with this Opinion.

3.2	The following terms shall have the following meanings:

“Opinion Documents” means the documents specified in Schedule 4;

“Transaction Documents” means the documents specified in Part 1 of Schedule 4.

3.3	German language terms appended to an English language term in parentheses shall control for purposes of interpretation hereof.

4.	Documents examined and searches

4.1	For purposes of this Opinion, we have examined the following documents:
(i)	the Transaction Documents; and

(ii)	the documents specified in Part 2 of Schedule 4.
4.2	For purposes of this Opinion, we carried out on-line searches at:
(i)	the Austrian companies register (Firmenbuch); and

(ii)	the insolvency database (Ediktsdatei)
in respect of the Austrian Companies on the dates of execution of the Transaction Documents and today.

5.	No opinion of fact

Unless otherwise provided herein, we express no opinion as to matters of fact.

6.	Assumptions

In considering the Transaction Documents and in giving this Opinion, we have, without independent investigation, made the assumptions set out in Schedule 6 hereto.

7.	Opinions

Based upon the foregoing, subject to any matters not disclosed to us and subject to the qualifications set out below, we are of the opinion that at the date hereof:

7.1	Corporate status
7.1.1	SIG Austria Holding GmbH is a limited liability company organized under the laws of Austria with its corporate seat in Saalfelden am Steinernen Meer, Austria, and its business address at Industriestraße 3, 5760 Saalfelden am Steinernen Meer, Austria, registered in the Austrian companies register under file number 236071p, duly incorporated and validly existing under the laws of Austria.

Unless a resolution is passed or an order is made or other actions or steps are taken for a merger (with the other entity being the surviving entity), a dissolution, winding up, liquidation, or termination of existence in any other form, SIG Austria Holding GmbH has perpetual corporate existence. The abstract from the Austrian companies register and the abstract from the Insolvency Database show that as of today no such order or resolution for the winding up, dissolution, liquidation or termination of existence has been registered.

7.1.2	SIG Combibloc GmbH is a limited liability company organized under the laws of Austria with its corporate seat in Saalfelden am Steinernen Meer,

Austria, and its business address at Industriestraße 3, 5760 Saalfelden am Steinernen Meer, Austria, registered in the Austrian companies register under file number 237985d, duly incorporated and validly existing under the laws of Austria.

Unless a resolution is passed or an order is made or other actions or steps are taken for a merger (with the other entity being the surviving entity), a dissolution, winding up, liquidation, or termination of existence in any other form, SIG Combibloc GmbH has perpetual corporate existence. The abstract from the Austrian companies register and the abstract from the Insolvency Database show that as of today no such order or resolution for the winding up, dissolution, liquidation or termination of existence has been registered.

7.1.3	SIG Combibloc GmbH & Co KG is a limited partnership organized under the laws of Austria with its corporate seat in Saalfelden am Steinernen Meer, Austria, and its business address at Industriestraße 3, 5760 Saalfelden am Steinernen Meer, Austria, registered in the Austrian companies under file number 240335i, duly incorporated and validly existing under the laws of Austria.

Unless a resolution is passed or an order is made or other actions or steps are taken for a merger (with the other entity being the surviving entity), a dissolution, winding up, liquidation, or termination of existence in any other form, SIG Combibloc GmbH & Co KG has perpetual corporate existence. The abstract from the Austrian companies register and the abstract from the Insolvency Database show that as of today no such order or resolution for the winding up, dissolution, liquidation or termination of existence has been registered.
7.2	Authorization; no conflict; no filings; due execution
7.2.1	SIG Austria Holding GmbH has the corporate power and authority to enter into the Transaction Documents and all necessary corporate actions have been taken to enable it to validly enter into such documents under Austrian law. The Transaction Documents have been duly executed by SIG Austria Holding GmbH.

7.2.2	SIG Combibloc GmbH has the corporate power and authority to enter into the Transaction Documents and all necessary corporate actions have been taken to enable it to validly enter into such documents under Austrian law. The Transaction Documents have been duly executed by SIG Combibloc GmbH.

7.2.3	SIG Combibloc GmbH & Co KG has the corporate power and authority to enter into the Transaction Documents and all necessary corporate actions have been taken to enable it to validly enter into such documents under Austrian law. The Transaction Documents have been duly executed by SIG Combibloc GmbH & Co KG.

7.2.4	The entry into, execution, delivery and performance of the Transaction Documents by SIG Austria Holding GmbH do not conflict with the articles of association or similar organizational documents of SIG Austria Holding GmbH.

7.2.5	The entry into, execution, delivery and performance of the Transaction Documents by SIG Combibloc GmbH do not conflict with the articles of association or similar organizational documents of SIG Combibloc GmbH.

7.2.6	The entry into, execution, delivery and performance of the Transaction Documents by SIG Combibloc GmbH & Co KG do not conflict with the articles of association or similar organizational documents of SIG Combibloc GmbH & Co KG.
8.	Qualifications

This Opinion is subject to the qualifications and limitations set out in Schedule 8 hereto.

9.	No implied opinions

9.1	This Opinion is solely given in connection with the Transaction Documents, is limited to the opinions explicitly expressed herein and shall not be construed to express an implied opinion on any other matters in connection with the Transaction Documents or on any of the agreements, deeds or instruments referred to in the Transaction Documents but not expressly opined on herein. We in particular express no opinion whether the Transaction Documents are valid and enforceable. Further, we express no opinion whether the parties to the Transaction Documents will perform any of their obligations thereunder.

9.2	In particular, we do not express any opinion in respect of the accounting treatment of any of the transactions contemplated by the Transaction Documents, nor do we express any tax opinion.

10.	Governing law and jurisdiction

10.1	This Opinion is governed and construed solely in accordance with the laws of Austria to the exclusion of the Austrian conflict of laws rules.

10.2	We expressly reject the jurisdiction of any other court than the courts competent for the first district of Vienna in respect of all disputes which may arise out of or in connection with this Opinion.

11.	Reliance; consent

11.1	We understand that you will rely as to matters of Austrian law, as applicable, upon this Opinion in connection with the matters set forth herein. In addition, we understand that Debevoise & Plimpton LLP (“Debevoise”) will rely as to matters of Austrian law, as applicable, upon this Opinion in connection with an opinion to be rendered by it on the date hereof relating to the Austrian Companies. In connection with the foregoing, we hereby consent to your and Debevoise’s relying as to matters of Austrian law, as applicable, upon this Opinion.

11.2	We consent to the filing of this Opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Validity of the Securities” in the Prospectus. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the U.S. Securities and Exchange Commission thereunder.
Very truly yours,
/s/ Schönherr Rechtsanwälte GmbH

Schedule 4
Part 1 — Transaction Documents
1.1	The electronic execution copy of a Sixth Supplemental Indenture to the 7.75% Senior Secured Notes due 2016 Indenture, dated as of March 4, 2010, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Reynolds Group Issuer (Luxembourg) S.A., Beverage Packaging Holdings (Luxembourg) I S.A, certain additional guarantors listed thereto and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent and Wilmington Trust (London) Limited, as additional collateral agent.

1.2	The electronic execution copy of a Second Supplemental Indenture to the 8.50% Senior Notes due 2018 Indenture, dated as of August 27, 2010, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Reynolds Group Issuer (Luxembourg) S.A., certain additional note guarantors listed thereto, The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and transfer agent and The Bank of New York Mellon, as paying agent.

1.3	The electronic execution copy of a Fifth Supplemental Indenture to the 7.125% Senior Secured Notes due 2019 Indenture, dated as of January 14, 2011, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Reynolds Group Issuer (Luxembourg) S.A., Beverage Packaging Holdings (Luxembourg) I S.A, certain additional note guarantors listed thereto and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent and Wilmington Trust (London) Limited, as additional collateral agent.

1.4	The electronic execution copy of a Fifth Supplemental Indenture to the 9.000% Senior Notes due 2019 Indenture, dated as of January 14, 2011, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Reynolds Group Issuer (Luxembourg) S.A., Beverage Packaging Holdings (Luxembourg) I S.A, certain additional note guarantors listed thereto and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent.

1.5	Sixth Senior Secured Notes Supplemental Indenture to the 6.875% Senior Secured Notes due 2021 Indenture, dated as of June 7, 2011, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Reynolds Group Issuer (Luxembourg) S.A., Beverage Packaging Holdings (Luxembourg) I S.A, certain additional note guarantors listed thereto and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent, and Wilmington Trust (London) Limited, as additional collateral agent;

1.6	Sixth Senior Notes Supplemental Indenture to the 8.250% Senior Notes due 2021 Indenture, dated as of June 7, 2011, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Reynolds Group Issuer (Luxembourg) S.A., Beverage Packaging Holdings (Luxembourg) I S.A, certain additional note guarantors listed thereto and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent;

1.7	Third Senior Secured Notes Supplemental Indenture to the 7.875% Senior Secured Notes due 2019 Indenture, dated as of October 14, 2011, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Reynolds Group Issuer (Luxembourg) S.A., Beverage Packaging Holdings (Luxembourg) I S.A, certain additional note guarantors listed thereto and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent, and Wilmington Trust (London) Limited, as additional collateral agent;

1.8	Third Senior Notes Supplemental Indenture to the 9.875% Senior Notes due 2019 Indenture, dated as of October 14, 2011, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Reynolds Group Issuer (Luxembourg) S.A., Beverage Packaging Holdings (Luxembourg) I S.A, certain additional note guarantors listed thereto and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent.
Part 2 — Other Opinion Documents
With respect to SIG Austria Holding GmbH:
2.1	A scanned copy of the current articles of association (Gesellschaftsvertrag) of SIG Austria Holding GmbH;

2.2	An on-line extract of the Austrian companies register (Firmenbuch) of SIG Austria Holding GmbH dated 8 June 2012;

2.3	A copy of the resolutions of the shareholder of SIG Austria Holding GmbH approving, inter alia, the entry into the Transaction Documents dated on or about 26 August 2010, 23 February 2010, 12 January 2011, 1 June 2011 and 12 October 2011;

2.4	A copy of the resolutions of the managing directors of SIG Austria Holding GmbH approving, inter alia, the entry into the Transaction Documents dated on or about 26 August 2010, 26 February 2010, 12 January 2011, 1 June 2011 and 12 October 2011;

2.5	A copy of the powers of attorney of the managing directors of SIG Austria Holding GmbH approving the entry into and performance of the Transaction Documents dated on or about 26 August 2010, 26 February 2010, 12 January 2011, 1 June 2011 and 12 October 2011.
With respect to SIG Combibloc GmbH:
2.6	A scanned copy of the current articles of association (Gesellschaftsvertrag) of SIG Combibloc GmbH;

2.7	An on-line extract of the Austrian companies register (Firmenbuch) of SIG Combibloc GmbH dated 8 June 2012;

2.8	A copy of the resolutions of the shareholder of SIG Combibloc GmbH approving, inter alia, the entry into the Transaction Documents dated on or about 26 August 2010, 02 March 2010, 12 January 2011, 1 June 2011 and 12 October 2011;

2.9	A copy of the resolutions of the managing director of SIG Combibloc GmbH approving, inter alia, the entry into the Transaction Documents dated on or about 26 August 2010, 02 March 2010, 12 January 2011, 1 June 2011 and 12 October 2011;

2.10	A copy of the powers of attorney of the managing director of SIG Combibloc GmbH approving the entry into and performance of the Transaction Documents dated on or about 26 August 2010, 02 March 2010, 12 January 2011, 1 June 2011 and 12 October 2011;

2.11	A copy of the resolutions of the members of the supervisory board of SIG Combibloc GmbH approving, inter alia, the entry into the Transaction Documents II dated on or about 26 August 2010, 26 February 2010, 12 January 2011, 6 June 2011 and 12 October 2011.
With respect to SIG Combibloc GmbH & Co KG:
2.12	A scanned copy of the current articles of association (Gesellschaftsvertrag) of SIG Combibloc GmbH & Co KG;

2.13	An on-line extract of the Austrian companies register (Firmenbuch) of SIG Combibloc GmbH & Co KG dated 8 June 2012;

2.14	A copy of the resolutions of the partners of SIG Combibloc GmbH & Co KG approving, inter alia, the entry into the Transaction Documents dated on or about 26 August 2010, 26 February 2010, 12 January 2011, 1 June 2011 and 12 October 2011;

2.15	A copy of the resolutions of the managing director of the general partner of SIG Combibloc GmbH & Co KG approving, inter alia, the entry into the Transaction Documents dated on or about 26 August 2010, 26 February 2010, 12 January 2011, 1 June 2011 and 12 October 2011;

2.16	A copy of the powers of attorney of the managing director of the general partner of SIG Combibloc GmbH & Co KG approving the entry into and performance of the Transaction Documents dated on or about 26 August 2010, 26 February 2010, 12 January 2011, 1 June 2011 and 12 October 2011.

Schedule 6
Assumptions
6.1	All documents submitted to us as copies (whether by telefax transmission, electronic mail or otherwise) conform to the authentic original documents thereof, all Opinion Documents are authentic, up-to-date, accurate and complete and all signatures on the Opinion Documents are genuine.

6.2	All individuals who will execute and deliver, respectively have executed and delivered the Opinion Documents on behalf of the parties have full legal capacity.

6.4	The absence of any mistake (Irrtum), deceit (List), duress (Drohung) or other undue influence on the part of any of the parties to the Opinion Documents.

6.5	To the extent governed by foreign law, terms used in the Transaction Documents have the same meaning and effect under such foreign law respectively as they would do if they were governed by Austrian law.

Schedule 8
Limitations and Qualifications
8.1	Changes or amendments to the articles of association of the Austrian Companies, the revocation of the appointment of the managing directors of the Austrian Companies or other corporate measures to be reflected in the Austrian companies register or motions for commencement of a bankruptcy, insolvency or reorganisation case may have been filed but not yet registered and may therefore be pending as at the date of the commercial register abstracts, respectively insolvency database abstracts mentioned under 4.2 of this Opinion.